EXHIBIT 10.09

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of November 18, 2003, by and between DESIGN WITHIN REACH, INC., a California corporation (“Borrower”), and WELLS FARGO HSBC TRADE BANK, NATIONAL ASSOCIATION (“Trade Bank”).

RECITALS

WHEREAS, Borrower is currently indebted to Trade Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Trade Bank dated as of July 10, 2002, as amended from time to time (“Credit Agreement”).

WHEREAS, Trade Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

I.	The cover page is hereby amended by deleting “EXHIBIT B — Revolving Credit Facility Supplement”, and by substituting “EXHIBIT B - Facility Supplements” therefor.

II.	Article I. CREDIT FACILITY, Sections 1.1, 1.2, and 1.4 are hereby deleted in their entirety, and the following substituted therefor:

“I. CREDIT FACILITIES

1.1 The Facilities. Subject to the terms and conditions of this Agreement, Trade Bank will make available to Borrowers each of those credit facilities (“Facilities”) for which a Facility Supplement (“Supplement”) is attached as Exhibit B hereto. Additional terms for each individual Facility (and each subfacility thereof (“Subfacility”)) are set forth in the Supplement for that Facility. Each Facility will be available from the Closing Date until the Facility Termination Date for that Facility. Collateral and credit support required for each Facility are set forth in Exhibit C hereto. Definitions for those capitalized terms not otherwise defined are contained in Article 8 below.

1.2 Credit Extension Limit. The aggregate outstanding amount of all Credit Extensions may at no time exceed the lesser of (a) Ten Million Dollars ($10,000,000) or (b) the Borrowing Base in effect from time to time (“Overall Credit Limit”). The aggregate outstanding amount of all Credit Extensions outstanding at any time under any Facility may not exceed that amount specified as the “Credit Limit” in the Supplement for that Facility, and the aggregate outstanding amount of all Credit Extensions outstanding at any time under each Subfacility (or any subcategory thereof) may not exceed that amount specified as the “Credit Sublimit” in the Supplement for the relevant Facility. An amount equal to 100% of each unfunded Credit Extension shall be used in calculating the outstanding amount of Credit Extensions under this Agreement.

1.4 Repayment; Interest and Fees. Each funded Credit Extension shall be repaid by Borrowers, and, shall bear interest from the date of disbursement at those per annum rates and such interest shall be paid, at the times specified in the applicable Supplement, Note or Facility Document. With respect to each Facility, Borrowers agree to pay to Trade Bank the fees specified in the related Supplement as well as those fees specified in the relevant Facility Document(s). lnterest and fees will be calculated on the basis of a 365 day year, actual days elapsed. Any overdue payments of principal (and interest to the extent permitted by law) shall bear interest at a per annum floating rate equal to the Prime Rate plus 5.00%.”

III.	EXHIBIT B, REVOLVING CREDIT FACILITY SUPPLEMENT is hereby amended by deleting “Five Million Five Hundred Thousand Dollars ($5,500,000)” as the Credit Limit and by substituting “Seven Million Five Hundred Thousand Dollars ($7,500,000)” therefor.

IV.	The attached EXHIBIT B, TERM COMMITMENT CREDIT FACILITY SUPPLEMENT is hereby added to the Credit Agreement, all terms of which are incorporated herein by this reference.

V.	EXHIBIT C, COLLATERAL/CREDIT SUPPORT DOCUMENT is hereby deleted in its entirety, and the attached EXHIBITC, COLLATERAL/CREDIT SUPPORT DOCUMENT, all terms of which are incorporated herein by this reference, shall be substituted therefor.

Borrower shall pay to Trade Bank a non-refundable commitment fee for the Term Commitment Credit Facility equal to $6,250.00, which fee shall be due and payable upon execution of this Amendment.

Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

DESIGN WITHIN REACH, INC.	WELLS FARGO HSBC TRADE BANK, NATIONAL ASSOCIATION

By:	By:

Title:		AndrewWood

Assistant Vice President

EXHIBIT B

WELLS FARGO HSBC TRADE BANK	TERM COMMITMENT CREDIT FACILITY SUPPLEMENT

THIS SUPPLEMENT IS AN INTEGRAL PART OF THE CREDIT AGREEMENT BETWEEN WELLS FARGO HSBC TRADE BANK AND THE FOLLOWING BORROWER:

NAME OF BORROWER: DESIGN WITHIN REACH, INC.

FACILITY TERMINATION DATE: July 31, 2006

CREDIT LIMIT FOR THIS TERM COMMITMENT CREDIT FACILITY: Credit Limit: $2,500,000

FACILITY DESCRIPTION:

Trade Bank will make Term Commitment Loan to Borrower for the specific purposes set forth below. Term Commitment Loan may be supported by (i) a standby letter of credit in favor of Trade Bank, (ii) a guarantee, (iii) accounts receivable, inventory, equipment, or (iv) other collateral.

FACILITY PURPOSE: To finance equipment purchases.

FACILITY DOCUMENTS: Term Commitment Note

INTEREST RATE: The outstanding Term Commitment Loan will bear interest at the following rate:

•	Prime Rate: The Prime Rate plus .50% per annum.

Interest Payment Dates: Interest on the outstanding Term Commitment Loan will be paid at least once each month on the last day of the month.

PREPAYMENTS: Prepayments of outstanding Term Commitment Loan are permitted at any time, in any amount and without penalty.

COLLATERAL: See Exhibit C – Collateral/Credit Support Document.

BY INITIALING HERE BORROWER AGREES TO ALL THE TERMS OF THIS SUPPLEMENT:

EXHIBIT C

WELLS FARGO HSBC TRADE BANK	COLLATERAL/CREDIT SUPPORT DOCUMENT

•	Personal Property Security From Borrower:

First priority lien in the following assets of Borrower:

accounts receivable

inventory

equipment

Collateral Documents:

Security Agreement: Rights to Payment and Inventory

Security Agreement: Equipment and Fixtures

UCC-1 Financing Statement

BY INITIALING HERE BORROWER AGREES TO ALL THE TERMS OF THIS EXHIBIT: